FORM OF
                                INVESTMENT LETTER

                        SELIGMAN HIGH INCOME FUND SERIES

      Seligman High Income Fund Series (the "Trust"), an open-end diversified management investment company, and the undersigned (the "Purchaser"), intending to be legally bound, hereby agree to the following:

1. The Trust hereby sells to Purchaser and Purchaser purchases such number of Class R shares (the "Shares") of Beneficial Interest (par value $.001) of the Seligman High-Yield Bond Series of the Trust (the "High-Yield Series") corresponding to a $1,000.00 investment, at a price per share equivalent to the net asset value of one Class A share of the High-Yield Series as of the close of business on ________________, 2003 and such number of Class R shares of Beneficial Interest (par value $.001) of the Seligman U.S. Government Securities Series of the Trust (the "U.S. Government Series") corresponding to a $1,000.00 investment, at a price per share equivalent to the net asset value of one Class A share of the U.S. Government Series as of the close of business on ____________, 2003 (the "Purchase Date"). The Trust hereby acknowledges receipt from the Purchaser of funds in the amount of $2,000.00 in full payment for the Shares.

2. Purchaser represents and warrants to the Trust that the Shares are being acquired for investment and not with a view to distribution thereof, and that Purchaser has no present intention to redeem or dispose of the Shares.

IN WITNESS WHEREOF, the parties have executed this agreement as of the Purchase Date.

                                    SELIGMAN HIGH INCOME FUND SERIES

                                    By:
                                       -----------------------------------------
                                    Name:  Lawrence P. Vogel
                                    Title: Vice President


                                    SELIGMAN ADVISORS, INC.

                                    By:
                                       -----------------------------------------
                                    Name:  Stephen J. Hodgdon
                                    Title: President